Exhibit 10.1

INVESTMENT ADVISORY AGREEMENT

This Investment Advisory Agreement (“Agreement”) is made this [__] day of [___], 2025 (the “Effective Date”), between Franklin BSP Real Estate Debt Cayman Access Fund (FBRED-C), L.P., an exempted limited partnership formed and registered under the laws of the Cayman Islands (the “Partnership”), and FBRED-C Feeder Subsidiary Fund, L.P., an exempted limited partnership formed and registered under the laws of the Cayman Islands (“Feeder Subsidiary”), in each case acting by its general partner, BSP Ultimate GP Ltd, a Cayman Islands exempted company, FBRED-C Feeder REIT Trust (“Feeder REIT”), a statutory trust formed and organized under the laws of the State of Maryland, and Benefit Street Partners L.L.C., a limited liability company organized under the laws of the State of Delaware (the “Investment Adviser”).

The parties hereto hereby agree as follows:

1.             Definitions. Terms used and not defined herein have the meaning set forth in the Amended and Restated Agreement of Exempted Limited Partnership of the Partnership dated [___], 2025. References in this Agreement to the Partnership, Feeder Subsidiary or Feeder REIT taking any action shall be to the Partnership, Feeder Subsidiary, or Feeder REIT, as applicable, acting by its general partner or board of trustees, as applicable.

2.             Services to be Rendered by the Investment Adviser to the Partnership, Feeder Subsidiary and Feeder REIT. Subject to the supervision of the general partner of the Partnership and Feeder Subsidiary (the “General Partner”) and the board of trustees of Feeder REIT, the Investment Adviser shall:

(a)             manage the Partnership’s, Feeder Subsidiary’s and Feeder REIT’s investments (indirect and direct, as applicable) in Franklin BSP Real Estate Debt, Inc. (“FBRED”) and shall have the power and authority to determine the purchase, retention, management and disposition thereof and to execute agreements relating thereto, as contemplated by the Amended and Restated Exempted Limited Partnership Agreements of each of the Partnership and Feeder Subsidiary (as each from time to time in effect, a “Partnership Agreement” and, collectively, the “Partnership Agreements”), the organizational documents of Feeder REIT and the Confidential Private Placement Memorandum of the Partnership, as amended or supplemented from time to time;

(b)             assist in the preparation of all documentation in connection with investments described in paragraph (a);

(c)             perform the day-to-day investment operations of the Partnership, Feeder Subsidiary and Feeder REIT and supervise the management of the Partnership’s, Feeder Subsidiary’s and Feeder REIT’s business and affairs, including distributions to the partners and shareholders, as applicable, as declared or determined by the General Partner or board of trustees, as applicable, provision of information to the partners and shareholders, as applicable, and opening bank and brokerage accounts and matters incidental thereto;

(d)             furnish such office space, office supplies and equipment, and such bookkeeping, recordkeeping and clerical services to the Partnership, Feeder Subsidiary and Feeder REIT as each may require for its respective reasonable needs;

(e)             authorize and permit any of its respective officers, directors and employees to serve in any capacities relating to the Partnership, Feeder Subsidiary and Feeder REIT to which they are elected or appointed; and

(f)             to the fullest extent permitted by law, delegate any of the services to be provided hereunder to an Affiliate of the Investment Adviser.

3.             Independent Contractor. To the fullest extent permitted by law, the Investment Adviser shall at all times be an independent contractor and nothing in this Agreement shall be construed to constitute the Investment Adviser an agent or a partner of the Partnership, Feeder Subsidiary or Feeder REIT.

4.             Expenses.

(a)             To the fullest extent permitted by law, the Investment Adviser shall assume and pay all expenses on account of rent, utilities, insurance, office supplies, office equipment, travel, entertainment, and compensation and expenses of the Investment Adviser’s officers, directors and employees and other normal and routine administrative expenses that relate to the services and facilities provided to the Partnership, Feeder Subsidiary and Feeder REIT pursuant to Section 2; provided, however, that the Investment Adviser shall not be required to pay (and if paid by the Investment Adviser, the Investment Adviser shall be reimbursed by the Partnership, Feeder Subsidiary or Feeder REIT, as applicable, for payments of) fees and expenses that are Partnership Expenses to be borne by the Partnership or Feeder Subsidiary in accordance with the Partnership Agreements, or similar expenses of Feeder REIT. The Investment Adviser shall not be obligated to pay any expenses of or for the Partnership, Feeder Subsidiary or Feeder REIT not contemplated to be paid by the Investment Adviser by this Section 4 or the Partnership Agreements, except as provided in Sections 4(b) and (c) below.

(b)             Notwithstanding the foregoing, the Investment Adviser shall pay for all Organization Expenses of the Partnership and Feeder Subsidiary, and similar expenses of Feeder REIT (other than any upfront selling commission, dealer manager fee or other similar placement fees paid with respect to sales of interests in the Partnership, Feeder Subsidiary, Feeder REIT or FBRED, or any shareholder servicing fee payable to the dealer manager engaged by FBRED and reallowable to soliciting dealers with respect to sales of common stock in FBRED, as applicable) incurred prior to the first anniversary of the Effective Date. All Organization Expenses paid by the Investment Adviser pursuant to this Section 4(b) shall be reimbursed by the Partnership, Feeder Subsidiary or Feeder REIT, as applicable, to the Investment Adviser in 60 equal monthly installments commencing with the first anniversary of the Effective Date or over an alternative time period agreed to by the Partnership, Feeder Subsidiary or Feeder REIT, as applicable, and the Investment Adviser. After the first anniversary of the Effective Date, the Partnership, Feeder Subsidiary and Feeder REIT, as applicable, will reimburse the Investment Adviser for any Organization Expenses that it incurs on their behalf as and when incurred.

(c)             Notwithstanding the foregoing, the Investment Adviser may pay for certain Partnership Expenses of the Partnership and Feeder Subsidiary and similar expenses of Feeder REIT contemplated by Section 4(a) above (excluding Organization Expenses) (collectively, “Operating Expenses”) prior to the first anniversary of the Effective Date. All Operating Expenses paid by the Investment Adviser pursuant to this Section 4(c) shall be reimbursed by the Partnership, Feeder Subsidiary and Feeder REIT, as applicable, to the Investment Adviser in 60 equal monthly installments commencing with the first anniversary of the Effective Date or over an alternative time period agreed to by the Partnership, Feeder Subsidiary or Feeder REIT, as applicable, and the Investment Adviser. If the Investment Adviser pays any Operating Expenses after the first anniversary of the Effective Date, the Partnership, Feeder Subsidiary and Feeder REIT, as applicable, will reimburse the Investment Adviser at the end of each fiscal quarter for total Operating Expenses paid by the Investment Adviser during such quarter.

5.             Management Fee. As compensation for the services rendered, the facilities furnished and the expenses borne by the Investment Adviser pursuant to the terms of this Agreement, the Investment Adviser shall receive the compensation as set forth in the Advisory Agreement between FBRED and the Investment Adviser, dated as of April 1, 2025, as amended from time to time.

6.             Other Interests of Partners, Shareholders and Investment Adviser. It is understood that (a) any partner of the Partnership or Feeder Subsidiary or shareholder of Feeder REIT, and any Affiliate, officer, partner or employee of the General Partner or their Affiliates may be a member, director, officer or employee of, or be otherwise interested in, the Investment Adviser or its Affiliates, any organization in which the Investment Adviser or its Affiliates may have an interest or any organization which may have an interest in the Investment Adviser or its Affiliates, (b) the Investment Adviser and any Affiliate, officer, partner or employee of the Investment Adviser or its Affiliates and any such organization may have an interest in the Partnership, Feeder Subsidiary or Feeder REIT, (c) the respective Affiliates, officers, partners and employees of the Investment Adviser and its Affiliates may act as directors of or provide consulting, investment management or other services to one or more of the entities in which the Partnership, Feeder Subsidiary or Feeder REIT has made or proposes to make an investment and (d) the Investment Adviser and its Affiliates and their Affiliates, officers, partners, and employees render, and in the future will render, investment advice and other services to entities other than the Partnership, Feeder Subsidiary or Feeder REIT.

7.             Effective Period. This Agreement shall become effective upon its execution on the Effective Date, and shall remain in effect until the earlier of (i) with respect to the Partnership, the removal of the General Partner as general partner of the Partnership pursuant to Section 9.6(b) of the Partnership Agreement of the Partnership or with respect to Feeder Subsidiary, the removal of the General Partner as general partner of Feeder Subsidiary pursuant to Section 9.6(b) of the Partnership Agreement of Feeder Subsidiary and (ii) with respect to the Partnership, the winding up of the Partnership or with respect to Feeder Subsidiary, the winding up of Feeder Subsidiary, provided that any party may terminate this Agreement upon 60 days’ notice to the other party.

8.             Amendments; Waivers. This Agreement may be altered or amended, and any provisions hereof may be waived, only upon the written approval of the Investment Adviser, the Partnership, Feeder Subsidiary and Feeder REIT.

9.             Representations. Each party represents and warrants that this Agreement is the valid and binding obligation of such party, and that such party has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Investment Adviser represents and warrants that it is registered as an investment adviser under the Advisers Act.

10.           Notices. Any notice or other communication given under this Agreement shall be deemed to have been given if given in writing (including electronic transmission) addressed, or sent by electronic transmission, as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address (evidenced in the case of an electronic transmission, on confirmation of receipt, and in the case of delivery by same day or overnight courier, by confirmation of delivery from the courier service making such delivery) or (b) in the case of a letter, five days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

If to the Investment Adviser, to it at:

Benefit Street Partners L.L.C.

One Madison Avenue, Suite 1600

New York, New York 10010

Attn: Jerome Baglien and Micah Goodman

If to the Partnership or Feeder Subsidiary, to it care of the General Partner at:

One Madison Avenue, Suite 1600

New York, New York 10010

Attn: Jerome Baglien and Micah Goodman

If to Feeder REIT to it at:

One Madison Avenue, Suite 1600

New York, New York 10010

Attn: Jerome Baglien and Micah Goodman

11.           Successors; Third Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. Notwithstanding any provision of this Agreement to the contrary, no assignment, as that term is defined in the Advisers Act, of this Agreement shall be made by the Investment Adviser without the written consent of (i) the Partnership and Feeder Subsidiary which consent may be granted by the General Partner to the fullest extent permitted by law and the Partnership Agreements and (ii) Feeder REIT.

12.           Headings. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning hereof.

13.           Entire Agreement. This Agreement and the Partnership Agreements supersede any and all oral or written agreements heretofore made relating to the subject matter hereof and constitute the entire agreement of the parties relating to the subject matter hereof.

14.           Liability and Indemnification. The parties acknowledge and agree that the Investment Adviser is an intended beneficiary of the Partnership Agreements and is entitled to enforce the provisions of Section 6.6 thereof. The provisions of this Section 14 shall survive any termination of this Agreement.

15.           Firm Name. The parties acknowledge and agree that the Investment Adviser is an intended beneficiary of the Partnership Agreements, including but not limited to with respect to Section 2.3 thereof, and is entitled to enforce the provisions of Section 2.3 thereof. The provisions of this Section 15 shall survive any termination of this Agreement.

16.           Arm’s-Length Agreement. The Partnership, Feeder Subsidiary, Feeder REIT and the Investment Adviser agree that this Agreement constitutes an arm’s-length agreement among the parties. The Partnership, Feeder Subsidiary, Feeder REIT and the Investment Adviser have approved this Agreement and reviewed the compensation arrangement and its risks. Based on the foregoing, the Partnership, Feeder Subsidiary, Feeder REIT and the Investment Adviser represent that they understand the method of compensation provided for herein and its risks.

17.           AML/CFT; Data Protection. It is agreed that the Investment Adviser shall discharge its obligations in accordance with all applicable laws, including without limitation applicable anti-money laundering, countering of terrorist and proliferation financing, and sanctions laws. It is further acknowledged and agreed that the Investment Adviser shall have control and authority to determine the purposes and conditions for, and manner in, which personal data received by the Investment Adviser in connection with the services to be provided pursuant to this Agreement, may be processed.

18.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to conflict of laws principles). Each of the parties hereto agrees (a) that this Agreement involves at least $100,000.00, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708. Each of the parties hereto hereby irrevocably and unconditionally confirms and agrees that it is and shall continue (i) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (ii)(1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and to notify the other party or parties hereto of the name and address of such agent, and (2) that service of process may, to the fullest extent permitted by law, also be made on such party and/or its agent in the State of Delaware by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made in accordance with clauses (ii)(1) or (2) above shall, to the fullest extent permitted by law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

19.           Consent to Jurisdiction. Each party to this Agreement, to the fullest extent permitted by law, unless otherwise agreed to in writing by the Investment Adviser, (i) hereby irrevocably submits exclusively to the jurisdiction of the state courts of the States of New York, New York County, and Delaware, and the United States District Courts located in the States of New York, New York County, and Delaware, for the purpose of any action arising in whole or in part under or in connection with this Agreement, (ii) hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the state courts of the States of New York, New York County, and Delaware, and the United States District Courts located in the States of New York, New York County, and Delaware, that its property is exempt or immune from attachment or execution, that any such action brought in one of such courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of such courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of such courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby agrees not to commence any action arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of such courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of such courts whether on the grounds of inconvenient forum or otherwise. Unless otherwise agreed to in writing by the Investment Adviser, each party to this Agreement hereby, to the fullest extent permitted by applicable law, (x) consents to service of process in any such action in any manner permitted by New York or Delaware law; (y) agrees that service of process made in accordance with clause (x) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 10 shall, to the fullest extent permitted by law, constitute good and valid service of process in any such action; and (z) waives and agrees, to the fullest extent permitted by law, not to assert (by way of motion, as a defense, or otherwise) in any such action any claim that service of process made in accordance with clause (x) or clause (y) does not constitute good and valid service of process.

20.           WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, UNLESS OTHERWISE AGREED TO IN WRITING BY THE INVESTMENT ADVISER, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 20 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered, in one or more counterparts, as an agreement under seal on the date first above written.

Franklin BSP Real Estate Debt Cayman Access Fund (FBRED-C), L.P.

By: BSP Ultimate GP Ltd, its general partner

By:
Name:	Bryan R. Martoken
Title:	Authorized Signatory

FBRED-C Feeder Subsidiary Fund, L.P.

By: BSP Ultimate GP Ltd, its general partner

By:
Name:	Bryan R. Martoken
Title:	Authorized Signatory

FBRED-C Feeder REIT Trust

By:
Name:	Jerome Baglien
Title:	Chief Financial Officer, Chief Operating Officer and Treasurer

Benefit Street Partners L.L.C.

By:
Name:	Bryan R. Martoken
Title:	Chief Financial Officer

 Signature Page for the Investment Advisory Agreement